SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PW EAGLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1642846
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1550 Valley River Drive, Eugene, Oregon 97401

(Address of Principal Executive Office and Zip Code)

PW Eagle, Inc. 1997 Stock Option Plan

(Full Title of the Plan)

Jerry A. Dukes

Chief Executive Officer

1550 Valley River Drive

Eugene, Oregon 97401

(541) 343-0200

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Melodie R. Rose, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Options to Purchase Common Stock under the 1997 Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable upon exercise of options granted under the 1997 Plan	500,000 shares	$29.46	$14,730,000	$1,576.11
TOTAL:				$1,576.11

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.
(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on June 22, 2006.

The purpose of this Registration Statement is to register additional shares for issuance under the Registrant’s 1997 Stock Option Plan. The contents of the Registrant’s Registration Statements on Form S-8, Reg. No. 333-26047 and Reg. No. 333-34492 are incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene and State of Oregon, on the 6th day of July, 2006.

PW EAGLE, INC.
(the “Registrant”)

By	/s/ Jerry A. Dukes
Jerry A. Dukes
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

Each of the undersigned constitutes and appoints Jerry A. Dukes and Scott Long his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of PW Eagle, Inc. relating to the Company’s 1997 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Jerry A. Dukes	Chief Executive Officer	July 6, 2006
Jerry A. Dukes	(principal executive officer and Director)

/s/ Scott Long	Chief Financial Officer	July 6, 2006
Scott Long	(principal financial and accounting officer)

/s/ Martin White Martin White	Director	July 6, 2006

/s/ Thomas R. Hudson, Jr.	Director	July 6, 2006
Thomas R. Hudson Jr.

/s/ Zachary R. George	Director	July 6, 2006
Zachary R. George

/s/ Todd Goodwin	Director	July 6, 2006
Todd Goodwin

/s/ Lee D. Meyer	Director	July 6, 2006
Lee D. Meyer

/s/Stephen M. Rathkopf	Director	July 6, 2006
Stephen M. Rathkopf

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PW EAGLE, INC.

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5	Opinion and Consent of Counsel

23.1	Consent of counsel (See Exhibit 5)

23.2	Consent of independent registered public accounting firm

23.3	Consent of independent registered public accounting firm

24	Power of attorney (See Signature Page)